STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 07/10/1998
                                                           981267901 - 2572612



                            CERTIFICATE OF AMENDMENT

                                       OF

                                  SENECA FUNDS

               UNDER SECTION 3810B OF THE DELAWARE BUSINESS TRUSTS


               1. The name of the trust is Seneca Funds.

               2. The name is hereby changed to:

                     Phoenix-Seneca Funds



               IN WITNESS WHEREOF, the undersigned has signed this certificate on 9th day of July, 1998.


                                                /s/ Gail Seneca
                                                --------------------
                                                Gail Seneca, Trustee